UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                         ☐

1.01 Entry into a Material Definitive Agreement

On January 16, 2018, we (BioLargo, Inc., the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Agreement”) with FirstFire Global Opportunity Fund, LLC (“FirstFire”), and issued a Note (“Note”) in the aggregate principal amount of $150,000 at 5% annual interest, which is convertible into shares of common stock of the Company at $0.394 per share, subject to the terms, and certain limitations and conditions, set forth in the Purchase Agreement and Note. FirstFire may convert the Note at any time. The Company may require the conversion of the Note in the event the Company’s common stock has traded at a price per share of $0.75 or above for the ten trading days immediately preceding the mandatory conversion, and the shares underlying the conversion are subject to an effective registration statement filed with the Securities and Exchange Commissionv(the “SEC”). The Note matures on October 16, 2018.

Pursuant to the Purchase Agreement, the Company issued 75,000 shares of common stock to FirstFire as a commitment fee (the “Commitment Shares”).

Under the Note and Purchase Agreement, the Company has reserved 394,949 shares of common stock for issuance upon conversion of the Note. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the SEC registering all shares of common stock into which the Note is convertible, and the Commitment Shares (“Registrable Securities”). A registration statement on Form S-1 was filed on January 17, 2018 covering the Registrable Securities. The Purchase Agreement allows for an adjustment to the number of Commitment Shares in the event the closing price of our common stock, on the earlier of the date the registration statement is deemed effective and 20 trading days following the six-month anniversary of the Note, is lower than the closing price on January 16, 2018 (which was $0.39). In such event, additional Commitment Shares would be issued such that the aggregate Commitment Shares issued have the same value as the shares issued on January 16, 2018.

FirstFire represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended). The Note, Purchase Agreement, and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions including indemnification rights and obligations of the parties.

The Company expects that proceeds received by the Company as a result of the Note will be used for working capital and general corporate purposes.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Note, the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Incorporated by Reference
Exhibit No.	Description	Form Number	Date Filed
10.1	Securities Purchase Agreement, dated as of January 16, 2018, by and between BioLargo, Inc. and FirstFire Global Opportunity Fund, LLC.	S-1	January 17, 2018
10.2	Registration Rights Agreement, dated as of January 16, 2018, by and between BioLargo, Inc. and FirstFire Global Opportunity Fund, LLC.	S-1	January 17, 2018
10.3	Note, dated as of January 16, 2018, by and between BioLargo, Inc. and FirstFire Global Opportunity Fund, LLC.	S-1	January 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2018	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer